Exhibit 2.2

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER


          First Amendment (the "First Amendment"), dated as of August 13, 1998, by and among Office Depot, Inc., a Delaware corporation ("Depot"), VK Acquisition Corp., a California corporation and a direct, wholly-owned subsidiary of Depot ("Sub"), and Viking Office Products, Inc., a California corporation ("Viking") to Agreement and Plan of Merger (the "Merger Agreement"), dated May 18, 1998, between Depot, Sub and Viking.

                                   RECITALS

          The Board of Directors of each of Depot, Sub and Viking have approved the terms of this First Amendment to the Merger Agreement. Depot, Sub and Viking desire to enter into this First Amendment, and the proposed First Amendment is in compliance with the terms of Section 8.04 of the Merger Agreement relating to amendments to the Merger Agreement. This amendment precedes approval by the stockholders of Viking and Depot of the matters presented in connection with the Merger (as defined in the Merger Agreement).

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                                   ARTICLE I

                 CERTAIN MODIFICATIONS TO THE MERGER AGREEMENT

          Section 1.1 Amendment of Section 3.17 and the Viking Disclosure Schedule.

          (a) Section 3.17 of the Merger Agreement is hereby amended to delete the word "Neither" in the first line thereof and to substitute in its place "Except as disclosed in Section 3.17 of the Viking Disclosure Schedule, neither".

          (b) The Viking Disclosure Schedule to the Merger Agreement is hereby amended to add the following to the end of such schedule:

                                "Schedule 3.17

          1. Employees of Viking Direct France, S.A.R.L., a subsidiary of Viking, are party to a collective bargaining agreement.

          2. Employees of Viking Office Products Pty Limited are members of a labor union as prescribed by Australian law. Such union activity is ordinary course for like businesses in Australia."

          Section 1.2. Amendment of Section 8.03(c). Section 8.03(c) of the Merger Agreement is hereby amended to read in its entirety as follows:

          "(c) Upon the earliest to occur of the following events:

               (i)  the termination of this Agreement by Depot pursuant to
     Section 8.01(d), if prior to the Viking Stockholders' Meeting a proposal
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     for an Alternative Transaction (as defined below) reasonably capable of being performed involving Viking or which is a Superior Proposal shall have been made; or

              (ii)  the termination of this Agreement by Depot pursuant to
     Section 8.01(e),

Viking shall pay to Depot a termination fee of $28,500,000 and, in the event an Alternative Transaction involving Viking is consummated within 12 months after such termination, Viking shall pay to Depot an additional fee of $47,500,000.

          Viking's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of Depot against Viking and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment (other than as set forth in the Viking Stock Option Agreement); provided such limit shall not limit liability for a willful breach of this Agreement."

                                  ARTICLE 11

                                 MISCELLANEOUS

          Section 2.1 Terms and Conditions. Except as specifically modified herein, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

          Section 2.2 Binding, Effect of Amendment to Merger Agreement. This First Amendment is an amendment to the Merger Agreement and, as provided therein, will be binding on all the parties thereto.

          Section 2.3 Counterparts. This First Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                           (signature page follows)

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

Office Depot, Inc.


                                               By:  /s/ David I. Fuente
                                                    ---------------------
                                               Name:  David I. Fuente
                                               Title: Chairman of the Board


                                               By:  /s/ Barry J. Goldstein
                                                    ----------------------
                                               Name:  Barry J. Goldstein
                                               Title: Secretary


                                               VK Acquisition Corp.


                                               By:  /s/ David I. Fuente
                                                    ----------------------
                                               Name:  David I. Fuente
                                               Title: President


                                               By:  /s/ Barry J. Goldstein
                                                    ----------------------
                                               Name:  Barry J. Goldstein
                                               Title: Secretary


                                               Viking Office Products, Inc.


                                               By:   /s/ Irwin Helford
                                                    ----------------------
                                               Name:  Irwin Helford
                                               Title: Chairman of the Board


                                               By:  /s/ Charlotte Wiethoff
                                                    ----------------------
                                               Name:  Charlotte Wiethoff
                                               Title: Secretary